UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 12, 2009
COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation)
1800 – 114th Avenue SE
BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 943-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Purchase and Sale Agreement between Coinstar, Inc. and GetAMovie, Inc.
On February 12, 2009, Coinstar, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “GAM Purchase Agreement”) with GetAMovie Inc. (“GAM”), pursuant to which the Company has agreed to acquire (i) GAM’s 44.4% voting interests (the “Interests”) in Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox”), and (ii) GAM’s right, title and interest in a Term Promissory Note dated May 3, 2007 made by Redbox in favor of GAM in the principal amount of $10,000,000 (the “Note”), in exchange for a combination of cash and the Company’s common stock, par value $0.001 per share (the “Common Stock”).
As part of the GAM Purchase Agreement whereby the Company will purchase the Interests and the Note, the Company will initially pay to GAM cash in the amount of $10,000,000 and deliver to GAM 1,500,000 shares of Common Stock (the “Initial Consideration”) on the closing date, which, subject to fulfillment or waiver of customary closing conditions, is expected to be on February 26, 2009. In addition to the Initial Consideration, the Company will pay deferred consideration to GAM in cash and/or shares of Common Stock at the Company’s election and subject to the satisfaction of certain conditions at one or more later dates, with at least 50% of such deferred consideration payable by July 31, 2009 and the remaining 50% payable by October 30, 2009 (the “Deferred Consideration” and together with the Initial Consideration, the “Total Consideration”), subject to mandatory prepayment on the occurrence of certain events. The amount of Deferred Consideration to be paid will be based upon a schedule that the Company will deliver to GAM on the business day immediately preceding the closing date of the transaction. The total amount of Deferred Consideration will ultimately depend upon the amount of Initial Consideration paid by the Company and the months in which the Company pays such Deferred Consideration, with the Company paying less Deferred Consideration to the extent that the Company pays more Initial Consideration on the closing date. The Total Consideration to be paid to GAM is expected to be between approximately $134,000,000 and $151,000,000. Any consideration paid in shares of Common Stock will be paid in newly issued, unregistered shares of Common Stock (with the registration rights described below) and will be valued based on the average of the volume weighted average price per share of Common Stock for each of the eight NASDAQ trading days prior to, but not including, the date of issuance (the “VWAP Price”). The GAM Purchase Agreement provides that in no event will the shares of Common Stock issued to GAM as consideration exceed 5,653,398. In addition, if certain conditions are not met, the Company will not have the option to pay Deferred Consideration in shares of Common Stock, including if such payment would cause GAM to beneficially hold greater than 9.9% of the Company’s outstanding Common Stock.
The consummation of the transaction contemplated by the GAM Purchase Agreement is subject to various conditions (or applicable waivers of such conditions), including, but not limited to, a VWAP Price of not less than $15 per share of Common Stock at the closing date. The GAM Purchase Agreement contains customary representations and warranties between the Company and GAM for such a transaction, as well as certain covenants restricting the Company from operating outside the ordinary course of business until the Total Consideration has been paid.
This description of the GAM Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.
Resale Registration Agreement
On the closing date of the GAM transaction pursuant to the terms of the GAM Purchase Agreement, the Company will enter into a Registration Rights Agreement with GAM, a form of which is attached as an exhibit to the GAM Purchase Agreement (the “Registration Rights Agreement”), whereby GAM would be entitled to registration rights under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock acquired in connection with the GAM Purchase Agreement. Under the Registration Rights Agreement, the Company is required to file on the closing date a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) covering the 1,500,000 shares of Common Stock making up a portion of the Initial Consideration. On any date the Company makes any payment of Deferred Consideration in the form of shares of Common Stock, the Company also would be required to file a registration statement on Form S-3 covering such shares, provided, that such date of payment occurs prior to August 12, 2009. Further, the Company will grant GAM demand and piggyback registration statement rights relating to the shares of Common Stock acquired in connection with the GAM Purchase Agreement. Pursuant to the Registration Rights Agreement, the Company must use its reasonable best efforts to cause any such registration statement on Form S-3 to be declared effective as soon as practicable after filing and to keep such registration statement continuously effective, in compliance with the Securities Act and usable for resale of the Common Stock for so long as required under the Registration Rights Agreement. If the Company fails to meet certain requirements of the Registration Rights Agreement, it may be required to pay specified cash damages to GAM. The Company shall pay all of its own costs and expenses, including all fees and expenses of any counsel, relating to the Registration Rights Agreement. This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of a form of such agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.
Amendment to Credit Agreement
In connection with the GAM Purchase Agreement, on February 12, 2009, the Company entered into an amendment (the “Amendment”) to its credit agreement, dated as of November 20, 2007, by and among the Company, the lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent to the Lenders (the “Credit Agreement”). The Amendment provides that the Lenders consent to the Company’s execution, delivery and performance of the GAM Purchase Agreement, provided that the Company satisfies the conditions set forth in the Amendment.
The Amendment provides that the Lenders waive the Company’s compliance with certain negative covenants set forth in the Credit Agreement, specifically Section 7.02 (Investments), Section 7.03 (Indebtedness), Section 7.05 (Dispositions), Section 7.06 (Restricted Payments), Section 7.09 (Burdensome Agreements) and Section 7.11 (Optional Payments of Other Indebtedness) (collectively, the “Designated Negative Covenants”), to the extent that the Designated Negative Covenants would or might be breached as a result of the Company’s execution, delivery and performance of the GAM Purchase Agreement.
Further, the Amendment amends the definition of “Applicable Rate” and increases the applicable rate of interest and certain fees payable under the Credit Agreement as follows:
Applicable Rate

Pricing	Consolidated Leverage		Eurodollar	Letters of
Level	Ratio	Commitment Fee	Rate +	Credit	Base Rate +
1	≤ 1.50 to 1.00	0.50	2.50	2.50	1.50
2	>1.50 to 1.00 but ≤2.00 to 1.00	0.50	2.75	2.75	1.75
3	>2.00 to 1.00 but ≤2.50 to 1.00	0.50	3.00	3.00	2.00
4	>2.50 to 1.00 but ≤3.00 to 1.00	0.50	3.25	3.25	2.25
5	>3.00 to 1.00	0.50	3.50	3.50	2.50
The Amendment amends the financial covenant regarding the permitted Consolidated Leverage Ratio (as such term is defined in the Credit Agreement) as follows:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
On or before March 31, 2010	3.50 to 1.00
June 30, 2010 through December 31, 2010	3.25 to 1.00
March 31, 2011 and each fiscal quarter thereafter	3.00 to 1.00
The Amendment amends the definition of “Base Rate” to add that such rate may, in certain cases, be determined by reference to the Eurodollar Rate that is in effect for the applicable period plus 1%. The Amendment amends certain defined terms and certain negative covenants so that Redbox is no longer excluded as a Subsidiary (as such term is defined in the Credit Agreement) with respect to determining the Company’s compliance with the relevant negative covenants.
The Amendment provides additional limitations on the Company making certain permitted acquisitions, investments and capital expenditures in fiscal 2009. The limitations include a restriction on the maximum fair market value on the consideration paid in connection with an acquisition, a requirement that the Company maintains a minimum amount of available and unencumbered cash and cash equivalents after giving effect to permitted acquisitions and investments, and a restriction on the maximum dollar amount of capital expenditures that the Company and its Subsidiaries may make or commit to make during fiscal 2009.

The Amendment amends the letter of credit issuer’s obligation to provide a letter of credit so that the letter of credit issuer may not refuse to issue a letter of credit when the Company provides Risk Participation Cash Collateral (as defined in the Credit Agreement) and satisfies certain other conditions described in the Amendment.
The Amendment also amends the swing line Lender’s obligation to make a Swing Line Loan (as such term is defined in the Credit Agreement) so that should any Lender become a defaulting Lender or an impacted Lender, all Swing Line Loans shall be made at the sole discretion of the swing line Lender.
In addition, the Amendment provides that Redbox will become a guarantor of the Company’s obligations under the Credit Agreement.
This description of the Amendment is qualified in its entirety by reference to the full text of a form of the Amendment, a copy of which is filed herewith as Exhibit 10.3 and is incorporated into this Item 1.01 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The private placement of the 1,500,000 shares of Common Stock to be issued to GAM on the closing date, as well as any additional shares of Common Stock to be issued to GAM as Deferred Consideration, if any, in connection with the GAM Purchase Agreement will be made in reliance upon exemption from the registration requirements of the Securities Act pursuant to Regulation D and/or Section 4(2) thereof. In addition, the private placement of newly issued, unregistered shares of Common Stock to be issued to certain minority interest and non-voting interest holders of Redbox as described in Item 8.01 below will be made in reliance upon exemption from registration requirements of the Securities Act pursuant to Regulation D and/or Section 4(2) thereof.
The information set forth above, under Item 1.01 and Item 8.01 is incorporated herein by reference.
Item 8.01 Other Events.
In connection with the transaction with GAM described in Item 1.01 above, remaining outstanding interests of Redbox are expected to be purchased by the Company from minority interest and non-voting interest holders in Redbox. Consideration to be paid by the Company for these remaining interests will be paid on similar terms to those of the GAM Purchase Agreement, with the minority interest and non-voting interest holders receiving for their respective interests initial consideration in cash and/or shares of Common Stock at the closing date, and then receiving deferred consideration in cash and/or shares of Common Stock at such date(s) as GAM is paid Deferred Consideration. Any consideration to be paid in shares of Common Stock to these interest holders will be valued in the same manner as any consideration to be paid in shares of Common Stock to GAM and such shares will either be newly issued, unregistered shares of Common Stock with similar registration rights to those of GAM or newly issued shares of Common Stock for which the Company already has an existing effective registration statement. The total consideration to be paid in these transactions is expected to be between $21.5 million and $24.9 million.
In addition, the Company issued a press release on February 12, 2009. The full text of the press release is attached hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated February 12, 2009 by and between Coinstar, Inc. and GetAMovie, Inc.

10.2	Form of Registration Rights Agreement to be dated the closing date of the GAM Purchase Agreement by and between Coinstar, Inc. and GetAMovie, Inc.

Exhibit No.	Description

10.3	Form of First Amendment, Consent and Waiver to Credit Agreement, dated February 12, 2009, among Coinstar, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, Banc of America Securities LLC and J.P. Morgan Securities, as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, Keybank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents, and the other lenders party thereto

99.1	Press Release issued by Coinstar, Inc., dated February 12, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.
Date: February 12, 2009	By:	/S/ DAVID W. COLE
David W. Cole,
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase and Sale Agreement dated February 12, 2009 by and between Coinstar, Inc. and GetAMovie, Inc.

10.2	Form of Registration Rights Agreement to be dated the closing date of the GAM Purchase Agreement by and between Coinstar, Inc. and GetAMovie, Inc.

10.3	Form of First Amendment, Consent and Waiver to Credit Agreement, dated February 12, 2009, among Coinstar, Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, Banc of America Securities LLC and J.P. Morgan Securities, as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndication agent, Keybank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A., as co-documentation agents, and the other lenders party thereto

99.1	Press Release issued by Coinstar, Inc., dated February 12, 2009